UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Commission File Number: 000-26181

AngioGenex, Inc.

 (Exact name of small business issuer as specified in its charter)

Nevada	86-0945116
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

425 Madison Ave., Suite 902, New York, New York 10017
(Address of principal executive offices)

(212) 644-2100
(Issuer's telephone number, including area code)

(Former name, former address and former fiscal year, If changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

ITEM 1.01  Entry into a Material Definitive Agreement

Convertible Loans Received

On December 9, 2021, AngioGenex, Inc., entered into definitive agreements with two unaffiliated accredited investors and the CEO and Chairman of the Board Michael Aronstein, executing convertible promissory notes fully due and payable on October 31, 2023 in an amount of $260,000 at 7% interest per annum.  The Notes are convertible into unregistered securities, voluntarily by the Holders or automatically upon the completion of a financing of Fifteen Million Dollars or more.

There were no fees, commissions or professional fees for services rendered in connection with the promissory note.  The transaction was arranged and undertaken by the officers of AngioGenex.

ITEM 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The securities underlying the Notes were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Those securities have not been registered under the Securities Act

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits:

10.1	Form of Convertible Promissory Note, entered into by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioGenex, Inc. (Registrant) Date: December 15, 2021 By: /s/ Michael Strage Michael Strage Chief Admin Officer